CERTIFICATE OF INCUMBENCY

ZYQC International Holding Group Limited
中源国际控股集团有限公司
(the "Company")

We, **Sertus Incorporations (Seychelles) Limited** of Sertus Chambers, Second Floor, The Quadrant, Manglier Street, P.O. Box 334, Victoria, Mahé, Republic of Seychelles, being the registered agent of the Company and duly licensed by the Financial Services Authority under the International Corporate Service Providers Act, 2003, hereby certify as follows:

1. Sertus Incorporations (Seychelles) Limited is the registered agent of the Company.

2. The registered office of the Company is situated at the offices of Sertus Incorporations (Seychelles) Limited, Sertus Chambers, Second Floor, The Quadrant, Manglier Street, Victoria, Mahé, Republic of Seychelles.

3. According to the records available at the registered office of the Company, the Company is duly incorporated, validly existing and in good standing under the laws of Seychelles.

4. The Company was incorporated on the 4th day of April 2019.

5. The Company IBC Registration Number is 211168.

6. The authorised share capital of the Company is:
USD300,000,000.00 divided into 300,000,000 shares of par value USD1.00 each.

7. The current director(s) of the Company is/are as follows:

Name	Date of Appointment
ZHOU Aiping 周爱萍	4 April, 2019

8. The Company has no secretary appointed.

9. The current shareholder(s) of the Company is/are as follows:

Name	Number of Share(s) Held/ Percentage of Shareholding
LIU Yaxuan 刘亚轩	63,330,000 / 21.11 %
WEI Jingge 魏敬阁	39,000,000 / 13 %
Zhong yuan Car Club Service Limited 中源车友汇服务有限公司	36,690,000 / 12.23 %
Zhong yuan Automobile Intelligent Service Limited 中源汽车智能服务有限公司	33,990,000 / 11.33 %
SUN Zhenguo 孙振国	24,000,000 / 8 %
ZHOU Aiping 周爱萍	24,000,000 / 8 %
YANG Caiyan 杨彩艳	21,300,000 / 7.1 %
FU Qiaoyue 付巧月	18,060,000 / 6.02 %
ZHOU Minghui 周明辉	15,300,000 / 5.1 %
HUANG Yuanmei 黄园梅	15,000,000 / 5 %
CHOU Chun Lan 周春蘭	9,330,000 / 3.11 %

10. To the best of our knowledge, information and belief, no entries have been made in the Register of Mortgages, Charges and Encumbrances on behalf of the Company.

Dated this 10th day of April 2019

For and on behalf of
Sertus Incorporations (Seychelles) Limited

Authorised Signatory
Registered Agent